Exhibit 10.4

Lock-Up Agreement

April __, 2026

D. Boral Capital, LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Re:	Genius Group Limited

Ladies and Gentlemen:

The undersigned understands that D. Boral Capital, LLC (the “Placement Agent”) proposes to act as placement agent on a “best efforts” basis in connection with a public offering (the “Offering”) of securities of Genius Group Limited, a Singapore corporation (the “Company”), pursuant to that certain placement agency agreement, dated as of April 15, 2026 (the “Placement Agency Agreement”), by and among the Company and the Placement Agent.

To induce the Placement Agent to enter into the Placement Agency Agreement, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a director, officer and/or 5% shareholder of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the undersigned hereby agrees that, without the prior written consent of the Placement Agent, the undersigned, who is a director, officer or holder of 5% or more of the outstanding ordinary shares, no par value per share, of the Company (“Ordinary Shares”) of the Company, will not, during the period commencing on the date hereof and ending thirty (30) days after the date the Offering is completed (the “Lock-Up Period”), (1) offer, pledge, sell contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Placement Agent in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Offering; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this lock-up agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) the undersigned notifies the Placement Agent at least two (2) business days prior to the proposed transfer or disposition. With the prior written consent of the Placement Agent, the undersigned may enter into arrangements within the Lock-Up Period regarding the transfer of the Lock-Up Securities after the end of the Lock-Up Period.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans existing on the date hereof or to any of the undersigned’s Ordinary Shares issued upon such exercise, (ii) exercise of warrants; provided that it shall apply to any of the undersigned’s Ordinary Shares issued upon such exercise, or (iii) pursuant to an existing contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, (iv) the establishment of any new Plan; provided that no sales of the undersigned’s Ordinary Shares shall be made pursuant to such new Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities subject to this lock-up agreement except in compliance with this lock-up agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any Ordinary Shares, and/or pre-funded warrants to purchase Ordinary Shares in lieu thereof, that the undersigned may purchase in the Offering; (ii) the Placement Agent agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Placement Agent will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Placement Agency Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver.

Any release or waiver granted by the Placement Agent hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Placement Agent are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This lock-up agreement shall automatically terminate if the Placement Agent, or the Company, advising the other in writing, has determined not to proceed with the Offering, or the sale of the Company’s securities in the Offering pursuant to the Placement Agency Agreement.

This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

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